Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured New York Tax-Free Advantage Municipal Fund

811-21211

A special meeting of shareholders was held in the offices of Nuveen Investments on May 15, 2009, and was subsequently adjourned to June 17, 2009, July
24, 2009, July 31, 2009, August 14, 2009 and
additionally adjourned to September 1, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the elimination of and approval of new Fundamental Investment Policies are as follows:

<c>Common and MuniPreferred
shares voting together as a class

<c>MuniPreferred shares
voting together as a class
To approve the elimination of the
Fund s fundamental policy
relating to tax-exempt securities.



   For
                     1,649,785
                       691
   Against
                        188,174
                         61
   Abstain
                          94,056
                           5
   Broker Non-Votes
                        483,008

      Total
                     2,415,023
                       757



To approve the new fundamental
policy relating to tax-exempt
securities.


   For
                     1,653,068
                       691
   Against
                        181,870
                         61
   Abstain
                          97,077
                           5
   Broker Non-Votes
                        483,008

      Total
                     2,415,023
                       757


Proxy materials are herein incorporated by reference to the SEC filing on April 2, 2009, under Conformed Submission Type DEF 14A, accession number 0000950137-09-002532.